## FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT ("Amendment"), is made as of the 27th day of Decmber, 2018, by and among CONIFER HOLDINGS, INC. ("Borrower") and THE HUNTINGTON NATIONAL BANK ("Bank").

RECITALS:

A. Borrower and Bank entered into a Credit Agreement dated as of June 21, 2018 ("Agreement").

B. Borrower and Bank desire to amend the Agreement, all as set forth below.

NOW, THEREFORE, the parties agree as follows:

1. The definition of Total Capital in Section 1.1 of the Agreement is amended to read as follows:

> "Total Capital" means (i) the Consolidated Indebtedness plus (ii) Net Worth plus (iii) the amount of liabilities recorded on the balance sheet attributable to deferred gains from the Adverse Development Cover."

2. Borrower hereby represents and warrants that, after giving effect to the amendment contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of such Borrower's Articles of Incorporation or Bylaws and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Borrower set forth in the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) except as previously disclosed by Borrower to Bank, no Event of Default (as defined in the Agreement) or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, as hereby amended, has occurred and is continuing as of the date hereof.

3. Borrower hereby waives, discharges, and forever releases Bank, Bank's employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, allegations or assertions that Borrower has or may have had at any time up through and including the date of this Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions arose as a result of Bank's actions or omissions in connection with the Agreement, or any amendments, extensions or modifications thereto, or Bank's administration of debt evidenced by the Agreement or otherwise.

4. Except as expressly provided herein, all of the terms and conditions of the Agreement remain unchanged and in full force and effect.

5. This Amendment shall be effective upon execution of this Amendment by Borrower and Bank.

IN WITNESS the due execution hereof as of the day and year first above written.

**THE HUNTINGTON NATIONAL BANK**

By:____________________

Andrew R. Craig

Its: Senior Vice President

**CONIFER HOLDINGS, INC.**

By:____________________

Brian Roney

Its: President

By:____________________

Nicholas Petcoff

Its: Executive Vice President